SEPARATION AGREEMENT

         THIS SEPARATION AGREEMENT (the "Agreement") made as of the 1st day of August, 1997 by and between Family Bargain Corporation, a Delaware corporation (the "Company") and William W. Mowbray ("Mowbray").

                               W I T N E S S E T H

         WHEREAS, the Company and Mowbray are currently parties to the following agreements:
             (i) an Amended and Restated Employment Agreement dated February 24, 1997 (which replaced and superseded an Employment Agreement dated as of November 1, 1996) (the "Employment Agreement"); and

             (ii) Options to purchase One Hundred Ten Thousand (110,000) shares of common stock of the Company at $1.375 per share expiring ten (10) years after issuance ("First New Options"); and

             (iii) a Secured Promissory Note and related agreement dated March 21, 1997 (the "Note"); and

             (iv) Options to purchase Six Hundred Seventeen Thousand (617,000) shares of common stock of the Company at $2.25 per share expiring five (5) years after issuance, which become exercisable in twenty-five percent (25%) installments at such time as the market price of common stock of the Company exceeds $6, $7.50, $10 and $15 per share for sixty (60) consecutive trading days (the "Class A Second New Options"); and

             (v) Options to purchase Thirty-Five Thousand Five Hundred (35,500) shares of common stock of the Company at $2.25 per share expiring five (5) years after issuance and currently exercisable (the "Class B Second New Options"); and

      WHEREAS, Mowbray is a member of the Board of Directors of the Company; and

      WHEREAS, the parties desire that:

             (i) Mowbray resign from the Board of Directors of the Company and as an officer of the Company;

             (ii) the Employment Agreement be terminated;

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

             (iii)Mowbray agree not to compete with the Company (the "Non-Competition Agreement"); and

             (iv) the Note and Class A Second New Options be modified as herein set forth,

all of the foregoing transactions to be in accordance with the terms hereinafter set forth.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the parties hereby agree as follows:

         1. Resignation as Director and Officer. Effective upon the execution of this Agreement by both parties, Mowbray resigns as a Director of the Company and as an officer of the Company and as a director and/or officer of any subsidiary of the Company for which he presently serves in such capacity.

         2. Termination of the Employment Agreement. Effective upon the execution of this Agreement by both parties, the Employment Agreement shall be terminated and be of no further force or effect and the rights and obligations of the parties thereunder shall be as set forth herein.

         3. Non-Competition Agreement. In consideration of the payments to be made by the Company pursuant to Paragraph 4A below, Mowbray agrees that from the date of this Agreement until December 31, 2000, he will not, directly or indirectly, (a) compete with the Company, or any direct or indirect subsidiary of the Company, in the operation of a retail bargain clothing store or chain of such stores which markets products to low income consumers in the States of California, Arizona, New Mexico, Washington, Oregon, Texas and such other states in which the Company is operating on the date hereof; or (b) be interested in, employed by, engaged by, or participate in the ownership, management, operation, or control of, or act in any advisory or other capacity for, any firm or corporation which competes with the Company in the States of California, Arizona, New Mexico, Washington, Oregon, Texas and such other states in which the Company is operating on the date hereof (provided, however, that notwithstanding the foregoing, Mowbray may make solely passive investments in any corporation the common stock of which is Apublicly held,@ and of which Mowbray shall not own or control securities which constitute more than one percent (1%) of the voting rights or equity ownership of such corporation); or
(c) solicit or divert business from the Company or assist any person, firm or corporation in doing so or attempting to do so; or (e) hire any person employed on a full-time basis by the Company on the date hereof, or any person who was a full-time employee of the Company within six (6) months from the date hereof, or assist any person, firm or corporation in doing so or attempting to do so.

         4. Consideration to Mowbray. A. In consideration of the Non-Competition Agreement, the Company shall pay to Mowbray the sum of Nine Hundred Seventy Thousand Dollars ($970,000) payable as follows:

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


           (i) Three Hundred Sixty Thousand Dollars ($360,000) on March 30, 1998; and

           (ii) Three Hundred Sixty Thousand Dollars ($360,000) on March 30, 1999; and

           (iii)Two Hundred Fifty Thousand Dollars ($250,000) on August 1, 2001.

         B. In consideration for the termination of the Employment Agreement, the Company shall pay to Mowbray:

           I. (i) upon execution of this Agreement, the gross sum of $44,767.50 which is equal to $1,313.60 per day multiplied by the number of accrued and unused vacation days as of the date hereof; and

              (ii) from the date hereof until December 31, 1997, the pro rata portion of Three Hundred Forty-One Thousand Five Hundred Thirty-Six Dollars ($341,536) payable in biweekly installments on the normal payroll cycle of the Company; and

              (iii) from January 1, 1998 to December 31, 1998, the sum of Three Hundred Sixty-Five Thousand Four Hundred Forty-Four Dollars ($365,444) payable in biweekly installments on the normal payroll cycle of the Company; and

              (iv) on or about February 28, 1998, the bonus due, if any, under the Company's existing bonus plan for the fiscal year ending January 31, 1998, pro rated to the date hereof; and

              (v) from January 1, 1999 to December 31, 1999, the sum of Three Hundred Ninety-One Thousand Twenty-Five Dollars ($391,025) payable in biweekly installments on the normal payroll cycle of the Company; and

              (vi) from January 1, 2000 to January 31, 2000, the pro rata share of Four Hundred Eighteen Thousand Three Hundred Thirty-Six Dollars ($418,396) payable in biweekly installments on the normal payroll cycle of the Company.

           II. Each of the payments described in subparagraph BI above shall be subject to standard deductions for taxes and other withholding items. In the event of a "Change in Control" (as that term is defined in the Employment Agreement), all amounts payable under subparagraphs A and B of this Paragraph 4 shall become immediately due and payable.

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

     C. The Company shall continue to provide to Mowbray, all of the benefits described in Sections 3.01, 3.04 and 3.05 of the Employment Agreement, which provisions are incorporated herein by reference as if set forth in full, for the five (5) year period commencing on August 1, 1997 and ending July 31, 2002. In the event of Mowbray's death prior to the end of such five (5) year period, his spouse shall continue to receive such benefits until July 31, 2002.

      D. Amendment of Note. The Note is hereby amended to forgive and waive all interest payable thereunder.

      E. Stock Options. The First New Options and the Class B Second Options shall continue to be exercisable by Mowbray in accordance with their respective terms. The Class A Second New Options are hereby amended so that Mowbray can exercise fifty percent (50%) thereof at such time as the market price of the common stock of the Company exceeds $6 per share for sixty (60) consecutive trading days and fifty percent (50%) at such time as the market price of the common stock of the Company exceeds $7.50 per share for sixty (60) consecutive trading days.

    4. Representations and Warranties by Mowbray. Mowbray hereby represents and warrants as follows:

                  (i) That he is not aware of any claims or causes of action which are pending or threatened against him in his capacities as a director, officer or employee of the Company or any subsidiary thereof.

                  (ii) That he is not aware of any material claims or causes of action which are pending or threatened against the Company which have not been disclosed to the Company.

         5. Representations and Warranties by the Company. The Company hereby represents and warrants as follows:

                  (i) That the Company has full power and authority to consummate the transactions contemplated by this Agreement; this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms; that neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any agreement to which the Company is a party or by which it or any of its property or assets is bound, or any law, order, decree or judgment applicable to the Company, or any provision of its Amended and Restated
Certificate of Incorporation or Restated Bylaws, and that no authorization, approval or consent of any third party is required for the lawful execution, delivery and performance of this Agreement by the Company; and

                  (ii) That the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

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

         6. Indemnification by the Company. a) The Company agrees to indemnify and hold harmless Mowbray against any claims, losses, costs (including, without limitation, legal, witness and expert fees and disbursements and other charges of counsel (collectively "Legal Fees"), expenses, liabilities, or damages in connection with any claims or actions arising from or related to any of the transactions consummated or contemplated pursuant to this Agreement (but not legal fees relating to the transactions themselves), excluding federal, state and local taxes (including interest, penalties and associated expenses) imposed on Mowbray with respect to payments received by him pursuant to the transactions consummated or contemplated by this Agreement, which shall be the sole responsibility of Mowbray; or arising from or relating to any misrepresentation or breach of any covenant, warranty or agreement made by the Company, or in connection with the enforcement of this paragraph.

                  b. The indemnification set forth above shall be in addition to, and without limiting or affecting, the Company's imdemnification obligations pursuant to the Company's Articles of Incorporation and Amended and Restated Bylaws (the "Bylaws"), provided, however that the Company further agrees that, notwithstanding Section 5 of the Bylaws (provided that an undertaking of repayment of expenses required by such Section 5 is given to the Company), any expenses incurred by Mowbray defending any civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, including without limitation any claims or actions contemplated by this Paragraph 6, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, to the fullest extent permissible under the Company's Bylaws and Delaware law.

         7. Indemnification by Mowbray. Mowbray agrees to indemnify and hold harmless the Company from and against any claims, losses, costs (including Legal
Fees), expenses, liabilities or damages arising from or relating to any misrepresentation or breach of any covenant, warranty or agreement made by him in this Agreement or connection with the enforcement of this Paragraph 7 and from and against any liability for withholding taxes pursuant to federal, state and local law (including interest, penalties and reasonable attorneys' fees) with respect to any amounts payable to Mowbray under this Agreement or the Non-Competition Agreement.

         8. Mutual General Release. The Company on one hand, and Mowbray on the other hand, hereby each release, remise, acquit and forever discharge the other party and its respective, agents, principals, servants, parents, subsidiaries, partners, affiliates, officers, directors, shareholders, attorneys, employees, heirs, executors, successors and assigns from all actions, causes of action and from any and all past, present or future actions, causes of action, suits, claims, demands, debts, sums of money, judgments, liabilities (statutory or otherwise), damages, costs, expenses, interest, compensation, liens and attorneys' fees in law or in equity (collectively "Claims") which relate to or in any way are based upon or arise out of in any respect the service, acts, facts, circumstances, matters, claims, transactions or occurrences of or involving Mowbray as an officer, director and/or employee of the Company. Notwithstanding the foregoing, nothing herein will release the Company from its obligations under this Agreement or its indemnification and expense advancement

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

obligations to Mowbray under its Bylaws and under Delaware law. The Company further agrees that it will not prosecute nor allow to be prosecuted on its behalf in any administrative agency, whether federal or state, or in any court, whether federal or state, any claims or actions against Mowbray, his agents and attorneys, heirs, representatives, successors and assigns, related to the matters discharged herein.

                The parties hereby expressly waive all rights under California Civil Code section 1542 which reads as follows:

                      Section 1542. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         10. No Derogatory Statements; Press Releases. a) Mowbray agrees not to make any disparaging or derogatory statements about the Company, any of its officers or directors, or any of its subsidiaries or other corporate affiliates, except as may be required by law or in connection with the enforcement of his rights under this Agreement or any other agreement related hereto.

                  b) The Company agrees not to make, and to cause the members of the Executive Committee of the Company and the Company's directors not to make, any disparaging or derogatory statements about Mowbray, except as may be required by law or in connection with the enforcement of its rights under this Agreement or any other agreement related hereto. The Company further agrees to give positive references to any potential employer of Mowbray.

                  c) The Company shall provide Mowbray with the opportunity to review and to approve, which approval shall not be unreasonably withheld, the descriptions of this Agreement contained in (i) any Company press release, and
(ii) any of the Company's documents concerning this Agreement to be filed with the Securities and Exchange Commission or distributed to the Company's shareholders. Mowbray shall not issue any press release and shall not make any other public statement except as required by law, concerning the transactions consummated pursuant to this Agreement. The time permitted for obtaining approval hereunder shall be subject to the Company's requirement of complying with applicable law on timely disclosures.

         11.      Miscellaneous.

                  a. Expenses. The Company shall bear all of its costs and expenses incurred in connection with the transactions contemplated hereunder and shall, upon execution of this Agreement, pay directly to counsel for Mowbray, for legal and accounting fees and costs in connection with the negotiation and execution of this Agreement, or reimburse Mowbray if previously paid by him, the sum of Seven Thousand Five Hundred Dollars ($7,500).

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

                  b. Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  c. Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of California.

                  d. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, or on the next business day when deposited with a reputable overnight courier service, such as Federal Express, for delivery to the intended addressee. All notices shall be addressed as follows:

                  If to the Company:  Family Bargain Corporation
                                      4000 Ruffin Road
                                      San Diego, California 92123
                                      Attn: Chief Executive Officer

                  With a copy to:     David Stone, Esq.
                                      Weil, Gotshal & Manges
                                      767 Fifth Avenue
                                      New York, New York 10153


                  If to Mowbray:      William W. Mowbray
                                      6814 Vianda Court
                                      Carlsbad, California 92009

                  With a copy to:     Lawrence M. Sherman, Esq.
                                      Sherman & Lapidus LLP
                                      750 B Street, Suite 1930
                                      San Diego, California 92101

Either party may change the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subparagraph for the giving of notice, and such change of address shall become effective upon actual receipt of such notice.

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

                  e. Binding Nature of Agreement - No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns, except that no party may assign or transfer its rights nor delegate its duties under this Agreement without the prior written consent of the other party hereto.

                  f. Execution in Counterpart. This Agreement may be executed in counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

                  g. Provisions Separable. The provisions of this Agreement are independent of and separable from each other; and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  h. Paragraph Headings. The Paragraph and subparagraph headings in this Agreement are for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

         12. Entire Agreement This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein and therein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.


         13. Court Jurisdiction. The parties agree that any action or proceeding to enforce any provision of this Agreement, or otherwise arising out of or relating to this Agreement, may be brought in any federal or state court in San Diego County in the State of California, and in no other court, and each party
(a) consents to the jurisdiction of each of those courts in any such action or proceeding (b) agrees not to seek to change the venue of any such action or proceeding from any of those courts because of inconvenience of the forum or otherwise (except that nothing in this Paragraph will prevent a party from removing any action from a state court to a federal court sitting in the appropriate venue, and (c) agrees that process in any such action or proceeding may be served by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

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

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

                           Family Bargain Corporation, a Delaware corporation


                           By: /s/ James D. Somerville
                               Its: Chairman



                              /s/ William W. Mowbray
                                 William W. Mowbray

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